UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 13, 2018

________________________

Image Sensing Systems, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-26056	41-1519168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Spruce Tree Centre, 1600 University Avenue West, St. Paul, Minnesota	55104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (651) 603-7700

(Former name or former address, if changed since last report.)

________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On March 13, 2018, Richard A. Ehrich resigned as the Chief Financial Officer of Image Sensing Systems, Inc. (the “Company”)

(c)    Effective on March 13, 2018, the Company’s Board of Directors appointed Todd C. Slawson as the Company’s Interim Chief Financial Officer.  Mr. Slawson, age 31, most recently served as the Director of Finance and Corporate Controller of the Company since August 2016.  In addition to his position as Director of Finance and Corporate Controller, he also held the positions at the Company of Director of Finance and Business Development from January 2015 to August 2016 and Senior Financial Analyst from October of 2013 to January 2015.  Prior to joining the Company, he held various positions at KPMG LLP from 2010 to 2013.  Mr. Slawson holds a Bachelor of Arts degree with a concentration in Corporate Finance and Accounting from Minnesota State University, Mankato.  He is also a licensed CPA in Minnesota.

Mr. Slawson and the Company currently are not parties to an employment agreement.

(e)     Effective on March 13, 2018, Mr. Ehrich and the Company entered into a Severance and Release Agreement (the "Agreement").  The Agreement provides that the Company will pay to Mr. Ehrich an amount equal to three months of base compensation over a three-month period on the conditions that Mr. Ehrich assists ISS, during such three-month period, in any matter requested by ISS.  Additionally, the Agreement provides that Mr. Ehrich is entitled to all amounts due related to his 2017 executive compensation plan, which is equal to $54,000, and that Mr. Ehrich will receive an amount equal to the closing price, as quoted on the Nasdaq Capital Market, of 3,333 shares of ISS common stock subject to his previously granted restricted stock award within ten days of the expiration of the rescission periods described below.  Furthermore, the Agreement provides that Mr. Ehrich is to receive a continuation of all benefits over this three-month period.  The Agreement contains releases by Mr. Ehrich of claims he may have against the Company.  Mr. Ehrich may rescind the Agreement with respect to potential age-related claims within the seven-day period after March 13, 2018 and with respect to potential claims under the Minnesota Human Rights Act with the 15-day period after March 13, 2018.  If Mr. Ehrich rescinds the Agreement, he gives up any right to the aforementioned compensation.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)        Exhibits.  The following documents are hereby filed as exhibits to this Current Report on Form 8-K:

Exhibit No.

10.1         Severance and Release Agreement dated as of March 13, 2018 between the Company and Richard A. Ehrich.

99.1         Press Release dated March 14, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2018	Image Sensing Systems, Inc.

	By:	/s/ Todd C. Slawson
Todd C. Slawson
Interim Chief Financial Officer
(Interim Principal Financial Officer and Interim Principal Accounting Officer)

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Severance and Release Agreement dated as of March 13, 2018 between the Company and Richard A. Ehrich.

99.1	Press Release, dated March 14, 2018, of Image Sensing Systems, Inc.

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